EXHIBIT 11
                          GENRAD, INC. AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
                                   (Unaudited)


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

                                              Three Months Ended                        Nine Months Ended
                                        -------------------------------         ---------------------------------
                                         October 3,       September 27,          October 3,         September 27,
                                            1998              1997                  1998                1997
                                        ------------      -------------         -----------         -------------
Basic earnings per share:
-------------------------

Net (loss) income available to
  common stockholders                   $(3,503,000)       $ 9,605,000          $(19,398,000)        $29,243,000
                                        ============       ===========          =============        ===========

Weighted average number of
  common shares outstanding              28,289,000         26,992,000            28,028,000          26,636,000
                                        ============       ===========          =============        ===========

Basic earnings per share                $     (0.12)       $      0.36          $      (0.69)        $      1.10
                                        ============       ===========          =============        ===========

Diluted earnings per share:
---------------------------

Net (loss) income available to
  common stockholders                   $(3,503,000)       $ 9,605,000          $(19,398,000)        $29,243,000
                                        ============       ===========          =============        ===========

Weighted average number of
  common shares outstanding              28,289,000         26,992,000            28,028,000          26,636,000

Weighted average incremental
  shares from the assumed conversion
  of stock options and restricted
  stock awards                                   --          2,220,000                    --           1,315,000
                                        ------------       -----------          -------------        -----------

        Total:                           28,289,000         29,212,000            28,028,000          27,951,000
                                        ============       ===========          =============        ===========

Diluted earnings per share              $     (0.12)       $      0.33          $      (0.69)        $      1.05
                                        ============       ===========          =============        ===========
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